EXHIBIT 32.1
Certification of the President and Chief Executive Officer Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Suburban Propane Partners, L.P. (the “Partnership”) on Form 10-Q for the period ended December 25, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Dunn, Jr., President and Chief Executive Officer of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ MICHAEL J. DUNN, JR.
Michael J. Dunn, Jr.
President and Chief Executive Officer February 3, 2011